UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration Of Certain Classes Of Securities
Pursuant To Section 12 (b) Or 12 (g) Of The
Securities Exchange Act of 1934

CRYOPORT, INC.
(Exact name of Registrant as specified in its charter)

Nevada	88-0313393
(State of incorporation or organization)	(IRS Employer I.D. No.)

20382 Barents Sea Circle, Lake Forest, California	92630
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.	None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:   333-162350

Securities to be registered pursuant to Section 12(g) of the Act:

Warrants to purchase common stock

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are warrants to purchase common stock of CryoPort, Inc. (the “Registrant”).  A description of the warrants to purchase common stock of the Registrant is set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-162350) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), and is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Securities Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:
3.4.1	Amended and Restated Articles of Incorporation dated October 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed October 19, 2007.

3.4.2	Certificate of Amendment to Articles of Incorporation filed with the State of Nevada on November 2, 2009. Incorporated by reference to the exhibits filed by CryoPort with the Registration Statement.

3.4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed February 5, 2010.

3.5
Amended and Restated By-Laws of CryoPort, Inc. adopted by the Board of Directors on June 22, 2005 and amended by the Certificate of Amendment of Amended and Restated Bylaws of CryoPort, Inc. adopted by the Board of Directors on October 9, 2009. Incorporated by reference to the exhibits filed by CryoPort with the Registration Statement.

3.8	CryoPort, Inc. Stock Certificate Specimen. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

4.6	Form of Warrant Agreement and Warrant Certificate. Incorporated by reference to the exhibits filed by CryoPort with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CRYOPORT, INC.

Dated: February 22, 2010	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer